EXHIBIT 99(c)(4)

May 9, 2000 (Revised 9/12/00 to reflect changes in expense structure)

Presentation to The Board of Directors
Project Phoenix

   Table of Contents

1.	Executive Summary and Transaction Overview

2.	Valuation Analysis

3.	Stock Premium Analysis

Exhibits

A.	Discounted Cashflow Analysis ("DCF")

B.	Comparable Public Company - Trading Multiple Analysis

C.	Comparable Acquisition Analysis

D.	Draft - Fairness Opinion Letter

Executive Summary and Transaction Overview

Transaction Overview and Executive Summary

This presentation is intended to provide the Board of Directors of Health Power, Inc. (“HPWR”) an overview of the proposed sale of the Company to Security Capital Corporation (“SCC”). The proposed Total Consideration would be $36.250 million prior to change of control bonus payments to management ($4.743mm), payment of the Company’s debt ($2.751mm) payment of stock options ($.471mm), and estimated Transaction Expenses ($1.125mm) which would provide the shareholders with $27.11mm or $6.88 per share.

Summary Terms	Anticipated Timing		Estimated Transaction Multiples
Total Consideration of $36.250 million.	Event	Date		Actual 1999	Transaction Multiples(1)
  $6.98 per share implies an Equity Value of approximately $27.16 million, based on projected net indebtedness (debt less cash) stock option payments change of control bonuses to managementand transition expenses of $4.743mm and $4.665mm as of May 1, 2000.
	Board Approval	<TBD>		Revenues ($38.3) EBITDA(4) ($4.6) EBIT(4) ($3.2)	0.95x 7.88x 11.33x
	Merger Agreement Signed / Announcement	<TBD>
Transaction
Approximately $27.16 million in cash for all of the outstanding shares - 3,887,785.	File with SEC	<TBD>		2000(2) Revenues ($49.5) EBITDA(2) ($9.7) EBIT(2) ($8.3)	Multiples(1) 0.73x 3.74x 4.37x
Deal capitalized with $ million of equity capital from SCC and $ million of rollover equity capital from the management of CompManagement.	SEC Effective Notice of Shareholders Meeting	<TBD> <TBD>
Transaction
Senior Debt funding provided by in the amount of $ million. (Being finalized by SCC)	Shareholders Meeting	<TBD>		Revised 2000(3) Revenues ($47.1) EBITDA(3) ($8.1) EBIT(3) ($6.7)	Multiples(1) 0.77x 4.5x 5.4x
Due diligence on Health Power is substantially complete. SCC expects to finalize this by , 2000.	Closing	<TBD>
Subject to antitrust approval (HSR)
			(1)	Based on a Total Gross Consideration of $36.25 million.
			(2)	Based on projections provided by management and included in the Confidential Offering Memorandum.
			(3)	Management revised financial information on February 2, 2000 and updated the financial information on May 2, 2000.

Valuation Analysis

Equity Purchase Price Calculation

HPWR Equity Purchase Price Calculation

		Adjustments (1)

Total Gross Consideration:	$36,250,000

Adjustments:
Management Change of Control Payments (2)	($4,472,727)
Net Debt (estimated at time of closing to be $3,153,000) (3)	($2,250,990)
Payment of Stock Options	($471,163)
Payment of In-the-money Options	($328,485)
Transaction Expenses (estimate @ closing) (4)	($1,125,000)
Net Adjustments:	($9,087,886))

Estimated Equity Value Purchase Price	$27,160,114
Approx. Shares and Options Outstanding at Closing	3,887,785

Estimated Equity Value Purchase Price Per Share	$6.98

Note:	(1)	All figures provided by management of the Company.
	(2)	Assumes that Management receives change of control payments of $4.743mm at the closing of the transaction.
	(3)	Assumes net debt level of $2.751 million at closing, as indicated by Management.
	(4)	As indicated by Management.

Alternative Valuation Methods Employed

[FLOW CHART APPEARS HERE]

Discounted Cash Flow Analysis • Present value of projected unlevered free cash flows "Inherent" value of businesses	DCF Issues • Financial forecasts developed by management • Discount rate • Terminal value

Valuation Reference Range • Analysis weighted toward DCF Analysis • Compcos and Compaqs do not internalize working capital issues
Comparable Company Analysis • "Public" Market Value Based on trading value of comparable companies relative to appropriate benchmarks	Compco Issues • Quality of comparables • Based upon Public Data

Comparable Acquisition Analysis • "Private" Market Valuation Values based on multiples paid for comparable companies in acquisition transactions	Compaq Issues • Quality of comparables • Availability of data • Consistency of Accounting • Impacted by deal-specific issues (i.e., synergies)

HPWR Operating Performance & Projections

HPWR Operating Performance and Projections (Dollars in millions)

	Raymond James Confidential Offering Memorandum	HPWR Management Presentation	HPWR Management Estimates as of 5/2/00 (2)	Figures Utilized by Raymond James
Revenues (1) / (2)
1999Actual	$37,047	$37,047	$38,262	$38,262
2000E	$49,516	$49,516	$47,093	$47,093
2001E	$53,071	$53,071	$50,564	$50,564
2002E	N/A	N/A	$56,184	$56,184
2003E	N/A	N/A	$59,485	$59,485
2004E	N/A	N/A	$64,243	$64,243

EBITDA (1) / (2)

1999Actual	$7,170	$7,170	$4,626	$4,626
2000E	$9,671	$9,671	$8,128	$8,128
2001E	$10,883	$10,883	$9,634	$9,634
2002E	N/A	N/A	$12,312	$12,312
2003E	N/A	N/A	$13,200	$13,200
2004E	N/A	N/A	$13,945	$13,945

EBIT (1) / (2)

1999 Actual	$5,764	$5,764	$3,220	$3,220
2000E	$8,347	$8,347	$6,650	$6,650
2001E	$9,560	$9,560	$8,357	$8,357
2002E	N/A	N/A	$11,035	$11,035
2003E	N/A	N/A	$11,923	$11,923
2004E	N/A	N/A	$12,668	$12,668

                    (1)      EBITDA and EBIT for 2000-2004 were derived by Raymond James utilizing projections from the Company's senior management.
                    (2)      1999 Financial figures are actual for the columns entitled HPWR Management Estimates as of 5/2/00 and Figures Utilized
                              by Raymond James.

Valuation Summary of HPWR

(Dollars in millions)

	IMPLIED ENTERPRISE VALUE

VALUATION METHOD	RANGE			MEAN	MEDIAN

Comparable Public Companies
Sales	$7.7	–	$160.7	$53.6	$30.6
EBITDA	$11.6	–	$88.4	$37.9	$35.2
EBIT	$11.9	–	$174.5	$53.1	$39.6
1999 Net Income	$7.8	–	$37.7	$23.4	$23.6
2000 Net Income	$22.1	–	$70.8	$42.3	$30.9

Discounted Cash Flow
Values from DCF Matrix	$28.9	–	$37.4	$32.9	$32.9

Precedent M&A Transactions
Sales	$15.3	–	$287.0	$65.0	$45.9
EBITDA	$18.0	–	$96.7	$53.2	$43.5

     (1)      Mean of DCF Matrix represents a 17% discount rate and a 4.2 multiple of 2004 EBITDA.

Valuation Summary of HPWR

(Dollars in millions)

				TOTAL CONSIDERATION AS A MULTIPLE OF 1999 ACTUAL			TOTAL CONSIDERATION AS A MULTIPLE OF 2000E(1)
METHODOLOGY	TOTAL GROSS CONSIDERATION REFERENCE RANGE(2)	EQUITY REFERENCE RANGE(2)	EQUITY REFERENCE RANGE(2) / SHARE	NET SALES ($38.3)	EBITDA ($4.6)	EBIT ($3.2)	NET SALES ($47.1)	EBITDA ($8.1)	EBIT ($6.7)

Proposed Consideration	$36.25	$26.84	$6.88	0.9x	7.9x	11.3x	0.8x	4.5x	5.4x

Discounted Cash Flow(3)	$36.7 - $45.2	$28.9 - $37.4	$7.41 - $9.59	1.0x - 1.2x	8.0x - 9.8x	11.5x - 14.1x	0.8x - 1.0x	4.5x - 5.6x	5.5x - 6.7x
Comparable Companies	$32.1 - $41.9	$24.2 - $34.1	$6.21 - $8.74	0.8x - 1.0x	7.0x - 9.1x	10.0x - 13.1x	0.7x - 0.9x	4.0x - 5.2x	4.8x - 6.3x
Comparable Acquisitions (4)	$44.5 - $58.9	$36.7 - $51.1	$9.41 - $13.10	1.2x - 1.5x	9.7x - 12.8x	13.9x - 18.4x	0.9x - 1.3x	5.5x - 7.3x	6.6x - 8.8x

Reference Range Avg.	$37.8 - $50.7	$29.9 - $40.9	$7.68 - $10.48	1.0x - 1.2x	8.2x - 10.6x	11.8x - 15.2x	0.8x - 1.1x	4.7x - 6.0x	5.6x - 7.3x

Less: Net Debt(2)	($7.8) - ($7.8)

Equity Ref. Range	$30.9 - $42.9		$7.68 - $10.48

(2)	For the year ended December 31. Projections were provided by the management of the Company on 2/2/00 and then revised on 5/2/00.
(3)	Assumes net debt (debt less cash) of $3.153 million at the closing of the transaction as is called for in the Purchase Agreement, and Management Change of Control Payments due at the closing of the transaction of $4.665 million. Also assumes 3,900,000 total shares and options outstanding at the closing. See Page 2 for the calculation of Estimated Equity Value Purchase Price.
(4)	Assumes a terminal value multiple of 4.0x - 4.4x and a discount rate of 15.0%-19.0%
(5)	Range utilizes the Mean and Median Multiples from the Analysis

Discounted Cash Flow Analysis

The discounted cash flow analysis is based upon 2000-2004 forecasts provided by the management of Health Power. These forecasts were initially put together completed in August, 1999 and subsequently updated in February, 2000 and finalized for purposes of this presentation in May, 2000.

Discounted Cash Flow Analysis
(Dollars in millions)

Total Consideration Reference Range		$36.7	—	$45.2
Equity Value Reference Range(1)		$28.9	—	$37.4
Per Share Value Reference Range(1)		$7.41	—	$9.59
Discount Rate		15.0%	—	19.0%
Terminal Value EBITDA Multiple		4.0x	—	4.4x

Multiple of 12/31/99A:

Revenues	$38.2	1.0x		1.2x
EBITDA	$ 4.6	8.0x		9.8x
EBIT	$ 3.2	11.5x		14.1x

Multiple of 12/31/00E: (2)

Revenues	$47.1	0.8x		1.0x
EBITDA	$ 8.1	4.5x		5.6x
EBIT	$ 6.7	5.5x		6.7x

(1)
Assumes net debt (debt less cash) of $3.153 million at the closing as indicated by management and Management Change of Control Contracts due at the closing of the transaction of $4.665 million. Financial projections are based on information provided by Company management. Also assumes 3,900,000 total shares and options outstanding.

(2)	Revised projections were provided by HPWR’s management on 2/2/00 and updated on May 2, 2000.

Comparable Company Analysis

As comparable public companies, publicly traded companies within the same industry with operations similar to HPWR were chosen, including health care cost containment companies, insurance companies and medical-HMO companies.

Comparable Companies Valuation Summary
(Dollars in millions)

	COMPANY DATA	MULTIPLE RANGE (1)(3)			IMPLIED TOTAL CONSIDERATION REFERENCE RANGE			IMPLIED EQUITY REFERENCE RANGE(2)			IMPLIED EQUITY REFERENCE RANGE(2) /SHARE
1999Actual Sales	$38.2	0.8	—	1.4	$30.6	—	$53.5	$22.8	—	$45.7	$ 5.85—$11.72
1999Actual EBITDA	$ 4.6	7.6	—	8.2	$35.0	—	$37.7	$27.2	—	$29.9	$ 6.97—$ 7.67
1999Actual EBIT	$ 3.2	12.3	—	16.5	$39.4	—	$52.8	$31.6	—	$45.0	$ 8.10—$11.54
1999Actual Earnings	$ 4.5	13.8	—	13.9	$62.5	—	$63.0	$54.7	—	$55.1	$14.02—$14.15
1999Adjusted Earnings(3)	$ 1.7	13.8	—	13.9	$23.5	—	$23.6	$15.7	—	$15.8	$ 4.02—$ 4.05

Reference Range(4)	(1999 Average)				$32.1	—	$41.9	$24.2	—	$34.1	$ 6.21—$ 8.74

(1)	Multiple Range consists of the Median and the Mean.
(2)	Assumes net debt (debt less cash) of $3.153 million at closing and management change of control payments payable at the closing of $4.665 million. Assumes 3,900,000 of total shares and options outstanding.
(3)	1999 Actual Earnings include a one time tax benefit related to a reverse of valuation allowance of approximately $2.8 million.
(4)	1999 Actual Earnings figures not utilized for purpose of reference range.

  Comparable Acquisitions Analysis

Summary of Comparable Acquisitions Analysis (Dollars in millions)
	COMPANY DATA	MULTIPLE RANGE (1)			IMPLIED TOTAL CONSIDERATION REFERENCE RANGE			IMPLIED EQUITY REFERENCE RANGE (2)			IMPLIED EQUITY REFERENCE RANGE (2) /SHARE

1999 Actual Sales	$38.2	1.2	—	1.7	$45.8	—	$64.9	$38.0	—	$57.1	$9.74 — $14.64
1999 Actual EBITDA	$4.6	9.4	—	11.5	$43.2	—	$52.9	$35.4	—	$45.1	$9.07 — $11.56

Reference Range:	(1999 Average)				$44.5	—	$58.9	$36.7	—	$51.1	$9.40 — $13.10

(1)	Multiple Range consists of the Median and the Mean.
(2)	Assumes net debt (debt less cash) of $3.153 million at closing and management change of control payments payable at the closing of $4.665 million. Assumes 3,900,000 of total shares and options outstanding.

  Stock Premium Analysis

Recent Acquisitions
Offer Price Premium to Stock Price Prior to Announcement

Target	Acquiror	Date Announced	Offer Price	Type of Consideration	Prior to Transaction Announcements
					30 Business Days		60 Business Days		90 Business Days
					Premium	Price	Premium	Price	Premium	Price
United Payors & United Providers	BCE Emergis, Inc.	2/7/00	$27.00	Cash	66.80%	$16.19	80.00%	$15.00	57.66%	$17.13
Sheridan Healthcare Inc.	Management & Vestar Capital Partners	3/25/99	$ 9.25	Cash/Debt	15.63%	$ 8.00	32.14%	$ 7.00	25.42%	$ 7.38
Concentra Managed Care, Inc.	Welsh, Carson, Anderson & Stowe	3/3/99	$16.50	Stock/Debt	50.00%	$11.00	45.05%	$11.38	50.00%	$11.00
Compdent Corporaiton	Goldner Thoma, TA Associates & NMS	7/28/98	$15.00	Cash	17.65%	$12.75	12.15%	$13.38	-4.00%	$15.63
MedCath Inc.	Kohlberg, Kravis & Roberts, Welsh Carson	3/13/98	$19.00	Cash	44.76%	$13.13	24.59%	$15.25	20.63%	$15.75
United Dental Care, Inc.	Protective Life Corp	3/11/98	$ 9.31	Cash/Stock	-19.91%	$11.63	-19.91%	$11.63	-31.67%	$13.63
Emcare Holdings Inc.	Laidlaw Inc.	7/30/97	$38.00	Cash/Debt	16.03%	$32.75	29.91%	$29.25	37.56%	$27.63
Value Health Inc.	Columbia/HCA Healthcare Corporation	1/15/97	$20.50	Cash	13.89%	$18.00	13.10%	$18.13	35.54%	$15.13

			Average		25.60%		27.13%		23.89%
			Median		16.84%		27.25%		30.48%
			Low		-19.91%		-19.91%		-31.67%
			High		66.80%		80.00%		57.66%

Health Power, Inc.	Security Capital Corporation	TBD	$6.88	Cash	91.33%	$3.60	115.98%	$3.19	136.95%	$2.90

Health Power, Inc.
Stock Premium Analysis
Summary as of May 3, 2000

[CHART APPEARS HERE]

	Average HPWR Stock Price	Average HPWR Offer Price	Average HPWR Premium
Last 10 days	$3.06	$6.88	124.7%
Last 30 days	$3.60	$6.88	91.3%
Last 60 days	$3.19	$6.88	116.0%
Last 90 days	$2.90	$6.88	136.9%
Last 180 days	$2.37	$6.88	90.1%

Health Power, Inc.
Stock Premium Analysis
Last 10 Days as of May 3, 2000

[GRAPH APPEARS HERE]

	4/17/00	4/18/00	4/19/00	4/20/00	4/25/00	4/26/00	4/27/00	4/28/00	5/1/00	5/2/00
—Stock Price	3	3	3	3	3.25	2.875	3.25	3.25	3	3
—Purchase Price	6.88	6.88	6.88	6.88	6.88	6.88	6.88	6.88	6.88	6.88

—Stock Price —Purchase Price

Health Power, Inc.
Stock Premium Analysis
Last 30 Days as of May 3, 2000

[GRAPH APPEARS HERE]

	3/20/00	3/22/00	3/23/00	3/27/00	3/29/00	3/30/00	4/3/00	4/5/00	4/6/00	4/10/00	4/12/00	4/13/00	4/17/00	4/19/00	4/20/00	4/26/00	4/28/00	5/1/00
— Stock Price	3.625	3.5	3.5	4	4.5	4.5	4.375	4.375	4.375	3.25	3	3	3	3	3	2.875	3.25	3
— Purchase Price	6.88	6.88	6.88	6.88	6.88	6.88	6.88	6.88	6.88	6.88	6.88	6.88	6.88	6.88	6.88	6.88	6.88	6.88

— Stock Price — Purchase Price

Health Power, Inc.
Stock Premium Analysis
Last 60 Days as of May 3, 2000

[GRAPH APPEARS HERE]

	2/4/00	2/9/00	2/15/00	2/18/00	2/24/00	3/1/00	3/6/00	3/9/00	3/15/00	3/20/00	3/23/00	3/29/00	4/3/00	4/6/00	4/12/00	4/17/00	4/20/00	4/28/00
— Stock Price	2.625	3	3	3	2.688	2.188	2.25	2.5	3	3.625	3.5	4.5	4.375	4.375	3	3	3	3.25
— Purchase Price	6.88	6.88	6.88	6.88	6.88	6.88	6.88	6.88	6.88	6.88	6.88	6.88	6.88	6.88	6.88	6.88	6.88	6.88

— Stock Price — Purchase Price

Health Power, Inc.
Stock Premium Analysis
Last 90 Days as of May 3, 2000

[GRAPH APPEARS HERE]

	12/22/99	12/30/99	1/6/00	1/13/00	1/21/00	1/28/00	2/4/00	2/11/00	2/18/00	2/28/00	3/6/00	3/13/00	3/20/00	3/27/00	4/3/00	4/10/00	4/17/00	4/26/00
— Stock Price	1.375	1.688	1.75	1.813	3.063	3.375	2.625	3	3	2.188	2.25	3.25	3.625	4	4.375	3.25	3	2.875
— Purchase Price	6.88	6.88	6.88	6.88	6.88	6.88	6.88	6.88	6.88	6.88	6.88	6.88	6.88	6.88	6.88	6.88	6.88	6.88

— Stock Price — Purchase Price

Health Power, Inc.
Stock Premium Analysis
Last 180 Days as of May 3, 2000

[GRAPH APPEARS HERE]

	8/13/99	8/27/99	9/10/99	9/23/99	10/6/99	10/19/99	11/1/99	11/12/99	11/26/99	12/9/99	12/22/99	1/5/00	1/19/00	2/1/00	2/14/0	2/28/00	3/10/00	3/23/00	4/5/00	4/18/00
—Stock Price	2.25	2.5	2.375	1.875	2.063	2	0.875	1.625	1.5	1.375	1.375	1.75	3.75	2.688	3	2.188	3	3.5	4.375	3
—Purchase Price	6.88	6.88	6.88	6.88	6.88	6.88	6.88	6.88	6.88	6.88	6.88	6.88	6.88	6.88	6.88	6.88	6.88	6.88	6.88	6.88

— Stock Price — Purchase Price

Raymond James & Associates, Inc.

CompManagement, Inc. — Management Projections

TABLE OF CONTENTS

Page
1	Executive Summary
2	Income Statement
3	Balance Sheet
4	Cash Flow Statement
5	Stand Alone Discounted Cash Flow Analysis
6	Multiple Analysis
7	IRR Analysis

				CompManagement, Inc. - Management Projections Executive Summary
Confidential

	Historical				Projected

		12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

Income Statement Assumptions
Sales Growth		N/A	12.1%	53.9%	23.1%	7.4%	11.1%	5.9%	8.0%
COGS Margin		49.2%	54.3%	59.5%	58.5%	57.6%	57.4%	57.2%	57.6%

Gross Profit Margin		50.8%	45.7%	40.5%	41.5%	42.4%	42.6%	42.8%	42.4%

SG&A Margin		23.2%	29.5%	28.4%	24.3%	23.3%	20.7%	20.6%	20.7%
EBIT Margin		26.7%	14.6%	8.4%	14.1%	16.5%	19.6%	20.0%	19.7%
EBITDA Margin		27.6%	16.2%	12.1%	17.3%	19.1%	21.9%	22.2%	21.7%
EBITDA Growth		N/A	-34.2%	14.7%	75.7	18.5%	27.8%	7.2%	5.6%
Net Income		5,644	3,351	4,535	3,809	4,799	6,352	6,867	7,299
Net Income Margin		25.4%	13.5%	11.9%	8.1%	9.5%	11.3%	11.5%	11.4%
Net Income Growth		N/A	-40.6%	35.3%	-16.0%	26.0%	32.4	8.1%	6.3%

Capital Expenditure Assumptions
Total Capital Expenditures		$0	$0	$1,061	$850	$850	$850	$850	$850
Total Depreciation Expense		$214	$406	$981	$951	$750	$750	$750	$750

Balance Sheet Assumptions
Accounts Receivable (Days of Sales)		0.0	83.3	39.1	44.2	45.0	45.0	45.0	45.0
Inventories (Days of COGS)		0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Prepaid Expenses (% of Sales)		0.0%	1.3%	1.1%	1.1%	1.1%	1.1%	1.1%	1.1%
Accounts Payable (Days COGS)		0.0	35.8	16.4	13.4	13.4	13.4	13.4	13.4
Accrued Expenses (Days COGS)		0.0	4.3	15.3	15.3	15.3	15.3	15.3	15.3

Stand-Alone Discounted Cash Flow		Per Share
Stand-Alone Enterprise Value	$40,720	$10.4
Shareholder Value	$32,902	$8.4
Fully Diluted Shares Outstanding	3,900
Multiple of EBIT				12.6x	6.1x
Multiple of EBITDA				8.8x	5.0x
Multiple of Sales				1.1x	0.9x

Confidential		CompManagement, Inc. — Management Projections Income Statement
		Historical					Projected
		12/31/97		12/31/98		12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Net Sales		$22,183		$24,862		$38,262	$47,093	$50,564	$56,184	$59,485	$64,243
Cost of Goods Sold (Excluding D&A)		$10,907		$13,495		$22,760	$27,543	$29,147	$32,250	$34,036	$36,976

Gross Profit		$11,276		$11,367		$15,502	$19,550	$21,417	$23,934	$25,449	$27,267
SG&A Expense (Excluding D&A)		$5,149		$7,334		$10,876	$11,422	$11,783	$11,622	$12,249	$13,322
Adjustments to Management EBITDA		$0		$0		$0	$0	$0	$0	$0	$0

EBITDA		$6,127		$4,033		$4,626	$8,128	$9,634	$12,312	$13,200	$13,945

Depreciation Expense		$214		$406		$981	$951	$750	$750	$750	$750
Amortization of Existing Intangibles		$0		$0		$425	$527	$527	$527	$527	$527

Total Depreciation & Amortization		$214		$406		$1,406	$1,478	$1,277	$1,277	$1,277	$1,277

EBIT		$5,913		$3,627		$3,220	$6,650	$8,357	$11,035	$11,923	$12,668

Existing Interest Expense		$324		$311		$224	$83	$83	$83	$83	$83
Revolver Interest Expense		$0		$0		$0	$0	$0	$0	$0	$0
Interest (Income)		$0		$0		$0	$0	$0	$0	$0	$0
Other (Income), Expense	$	- (55)	$	- (35)		$0	$0	$0	$0	$0	$0

Pretax Income		$5,644		$3,351		$2,996	$6,567	$8,274	$10,952	$11,840	$12,585
Income Taxes		$0		$0	$	-(1,539)	$2,758	$3,475	$4,600	$4,973	$5,286

Net Income		$5,644		$3,351		$4,535	$3,809	$4,799	$6,352	$6,867	$7,299

Extraordinary Items		$0		$0		$0	$0	$0	$0	$0	$0
Preferred Dividends		$0		$0		$0
Common Dividends		$0		$0		$0	$0	$0	$0	$0	$0

Change in Net Worth		$5,644		$3,351		$4,535	$3,809	$4,799	$6,352	$6,867	$7,299

Shares Outstanding		0.0		3,850		3,850	3,850	3,850	3,850	3,850	3,850
EPS		N/A		$0.87		$1.18	0.99	1.25	1.65	1.78	1.90

Confidential	CompManagement, Inc. - Management Projections Balance Sheet

	Historical			Projected
Assets	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Cash	$0	$8,714	$7,315	$8,948	$10,113	$11,237	$11,897	$12,849
Excess Cash	0	0	0	0	2,481	8,861	15,919	23,332
Accounts Receivable	0	5,671	4,094	5,706	6,234	6,927	7,334	7,920
Inventories	0	0	0	0	0	0	0	0
Prepaid Expenses	0	321	422	519	558	620	656	709
Other Current Assets	0	0	0	0	0	0	0	0

Total Current Assets	$0	$14,706	$11,831	$15,173	$19,385	$27,645	$35,805	$44,810

Gross Property, Plant, and Equipment	$0	$2,931	$3,889	$4,739	$5,589	$6,439	$7,289	$$8,139
Accumulated Depreciation	0	0	0	951	1,701	2,451	3,201	3,951

Net Property, Plant and Equipment	$0	$2,931	$3,889	$3,788	$3,888	$3,988	$4,088	$$4,188

Deferred Tax Asset	$0	$0	$2,155	$100	$100	$100	$100	$100
Other Assets	0	47	54	54	54	54	54	54
Existing Intangibles	0	5,526	9,511	8,984	8,457	7,930	7,403	6,876

Total Assets	$0	$23,210	$27,440	$28,099	$31,884	$39,717	$47,450	$56,028

Liabilities & Shareholder Equity
Accounts Payable	$0	$1,323	$1,020	$1,008	$1,067	$1,181	$1,246	$1,354
Accrued Expenses	0	160	956	1,157	1,224	1,355	1,430	1,553
Current Portion of Long-Term Debt	0	0	3,000	0	0	0	0	0
Deferred Revenue	0	11,166	10,528	10,360	11,124	12,360	13,087	14,133	22%

Total Current Liabilities	$0	$12,649	$15,504	$12,526	$13,415	$14,896	$15,762	$17,040

Existing Long-Term Debt	$0	$5,527	$1,851	$0	$0	$0	$0	$0
Revolver	0	0	0	1,904	0	0	0	0
Deferred Tax Liability	0	222	224	0	0		0	0
Other Long-Term Liabilities	0	0	0	0	0	0	0	0
Total Liabilities	$0	$18,398	$17,579	$14,430	$13,415	$14,896	$15,762	$17,040

Minority Interest	$0	$0	$0	$0	$0	$0	$0	$0

Common Stock	$0	$1	$1	$9,861	$9,861	$9,861	$9,861	$9,861
Additional Paid in Capital	0	0	0	0	0	0	0	0
Other	0	0	0	0	0	0	0	0
Retained Earnings	0	4,811	9,860	3,809	8,608	14,960	21,827	29,126

Total Shareholder Equity	$0	$4,812	$9,861	$13,670	$18,469	$24,821	$31,688	$38,987

Total Liabilities & Shareholder Equity	$0	$23,210	$27,440	$28,099	$31,884	$39,717	$47,450	$56,028

Balance Test	$0	$0	$0	$0	$0	$0	$0	$0

Confidential	CompManagement, Inc. — Management Projections Cash Flow Statement

		Projected

		12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Net Income		$3,809	$4,799	$6,352	$6,867	$7,299
Plus:	Depreciation	951	750	750	750	750
	Amortization of Existing Intangibles	527	527	527	527	527
	Net Deferred Tax Increase, (Decrease)	1,831	0	0	0	0

	Total Cash Provided by Operations	$7,118	$6,076	$7,629	$8,144	$8,576

Less:	Required Cash (Increase), Decrease	$(1,633)	$(1,165)	$(1,124)	$(660)	$(952)
	Accounts Receivable — Trade (Increase), Decrease	(1,612)	(528)	(693)	(407)	(587)
	Inventories (Increase), Decrease	0	0	0	0	0
	Prepaid Expenses (Increase), Decrease	(97)	(38)	(62)	(36)	(52)
	Other Current Assets (Increase), Decrease	0	0	0	0	0
Plus:	Accounts Payable Increase, (Decrease)	(12)	59	114	65	108
	Accrued Expenses Increase, (Decrease)	201	67	130	75	123
	Other Current Liabilities Increase, (Decrease)	(168)	764	1,236	726	1,047

	Total Working Capital Sources, (Uses)	$(3,321)	$(841)	$(399)	$(237)	$(313)

Net Cash Provided By (Used in) Operations		$3,797	$5,235	$7,231	$7,907	$8,263

Less:	Total Capital Expenditures	$(850)	$(850)	$(850)	$(850)	$(850)
	Other Assets (Increase), Decrease	0	0	0	0	0

Net Cash Provided By (Used in) Investing		$(850)	$(850)	$(850)	$(850)	$(580)

	Minority Interest	$0	$0	$0	$0	$0
	Extraordinary Items	0	0	0	0	0
	Common Dividends	0	0	0	0	0

Net Cash Provided By (Used in) Financing		$0	$0	$0	$0	$0

Net Cash Flow		$2,947	$4,385	$6,381	$7,057	$7,413
Excess Cash Swept to Reduce Revolver		(2,947)	(4,385)	(6,381)	(7,057)	(7,413)
Additions to, (Repayment) of Revolver		(2,947)	0	0	0	0
Increase (Decrease) in Excess Cash Balance		0	4,385	6,381	7,057	7,413
Ending Excess Cash Balance		0	2,481	8,861	15,919	23,332
Ending Revolver Balance		$1,904	$0	$0	$0	$0

Confidential	CompManagement, Inc. — Management Projections Stand Alone Discounted Cash Flow Analysis

Stand Alone Free Cash Flow

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
EBITDA	$8,128	$9,634	$12,312	$13,200	$13,945
Less: Depreciation & Amortization Expense	(1,478)	(1,277)	(1,277)	(1,277)	(1,277)

Taxable Operating Profit	$6,650	$8,357	$11,035	$11,923	$12,668
Less: Income Taxes	(2,793)	(3,510)	(4,635)	(5,008)	(5,321)

Cash From Operations	$3,857	$4,847	$6,400	$6,915	$7,347
Plus: Depreciation & Amortization Expense	1,478	1,277	1,277	1,277	1,277
Less: Working Capital Needs	(3,321)	(841)	(399)	(237)	(313)
Less: Capital Expenditures	(850)	(850)	(850)	(850)	(850)

Free Cash Flow	$1,164	$4,433	$6,429	$7,105	$7,462

Stand Alone Terminal Value

Discount Rate	17.00%
Terminal EBITA Multiple	4.20	x
Terminal Value (Year 5 Cash Flow Capitalized)	$55,419

Shares Outstanding

Common Shares Outstanding	3,900
Options Outstanding	0

Fully Diluted Shares Outstanding	3,900

Stand Alone Valuation

Cumulative Present Value of Cash Flows	$15,442
Plus: Present Value of Terminal Value	25,277

Stand Alone Enterprise Value	$40,720
Less: Market Value of Debt	($3,153)
Less: Management Change of Control Payments	(4,665)
Plus: Other Assets	0

Shareholder Value	$32,902

Shareholder Value per Diluted Share	$8.44

Shareholder Value Sensitivity Analysis

	Terminal EBITA Multiple
Discount Rate	4.00x		4.20x		4.40x
	Sh. Value	Per Share	Sh. Value	Per Share	Sh. Value	Per Share
15.00%	$34,786	$8.92	$36,099	$9.26	$37,411	$9.59
16.00%	$33,205	$8.51	$34,461	$8.84	$35,718	$9.16
17.00%	$31,698	$8.13	$32,902	$8.44	$34,105	$8.74
18.00%	$30,262	$7.76	$31,416	$8.06	$32,569	$8.35
19.00%	$28,893	$7.41	$29,999	$7.69	$31,105	$7.98

						CompManagement, Inc. - Management Projections
Confidential						Multiple Analysis

EBIT		EBITDA		Sales		Offer for Management, Inc. - Management Projections	Value/EBIT		Value/EBITDA		Value/Sales
1999	2000	1999	2000	1999	2000		1999	2000	1999	2000	1999	2000
$3,220	$6,650	$4,626	$8,128	$38,262	$47,093	$22,905	7.1x	3.4x	5.0x	2.8x	0.6x	0.5x
$3,220	$6,650	$4,626	$8,128	$38,262	$47,093	$30,540	9.5x	4.6x	6.6x	3.8x	0.8x	0.6x
$3,220	$6,650	$4,626	$8,128	$38,262	$47,093	$40,720	12.6x	6.1x	8.8x	5.0x	1.1x	0.9x
$3,220	$6,650	$4,626	$8,128	$38,262	$47,093	$50,899	15.8x	7.7x	11.0x	6.3x	1.3x	1.1x
$3,220	$6,650	$4,626	$8,128	$38,262	$47,093	$63,624	19.8x	9.6x	13.8x	7.8x	1.7x	1.4x

Trading Multiples for Selected Comparable Companies — Health Power, Inc.

Company	Head Quarters	4/26/00 Stock Price(1)	52 Week High Price	52 Week Low Price	Market Value of Equity ($MM)(1)		Net Debt ($MM)	Enterprise Value ($MM)	LTM Sales ($MM)		LTM Operating Margin ($MM)			LTM EBITDA Margin ($MM)

HEALTH CARE COST CONTAINMENT COMPANIES
American Dental Partners, Inc. (ADPI)	MA	$7.19	$13.38	$5.75	$51.3		$41.5	$92.8	$117.4		$12.5	10.6%		$18.7	15.9%
CorVel Corporation (CRVL)	CA	$27.13	$29.00	$16.94	$213.0	$	(9.0)	$204.0	$181.3		$18.7	10.3%		$25.2	13.9%
First Health Group Corp. (FHCC)	IL	$30.19	$32.63	$14.56	$1,429.3		$204.4	$1,633.7	$458.5		$125.3	27.3%		$154.7	33.7%
HealthPlan Services Corporation (HPS)	FL	$2.88	$10.19	$2.31	$39.3		$95.8	$135.1	$277.4		$2.5	0.9%		$19.2	6.9%
Health Risk Management, Inc. (HRMI)	MN	$5.75	$11.50	$4.38	$26.8		$5.4	$32.2	$148.8		$2.3	1.5%		$12.9	8.7%
HealthStar Corp. (PPOS)	AZ	$2.94	$12.75	$1.50	$12.2		$1.2	$13.4	$14.1	$	(0.6)	(3.9%)		$0.7	5.0%
Orthodontic Centers of America, Inc. (OCA)	FL	$18.50	$21.38	$10.81	$894.7		$50.0	$944.8	$226.3		$76.9	34.0%		$89.2	39.4%
Pediatrix Medical Group, Inc. (PDX)	FL	$7.38	$2.89	$6.00	$115.2		$49.9	$165.2	$227.0		$45.0	19.8%		$57.1	25.1%
Transcend Services Inc. (TRCR)	GA	$3.28	$10.00	$1.25	$14.2		$1.0	$15.2	$47.3		$(7.4)	(15.6%)	$	(7.2)	(15.2%)

Industry Sector Average	Mean	9.4%	14.8%
	Median	10.3%	13.9%
	High	34.0%	39.4%
	Low	(15.6%)	(15.2%)
(1)	Information obtained from Bloomberg as of 4/27/00
(2)	EPS Estimates provided by I/B/E/S.
Trading Multiples for Selected Comparable Companies - Health Power, Inc.											pg.2

	Enterprise Value Multiples:			Market Value Multiples:		Stock Price as a Multiple of IBES:(2)
	Sales	EBITDA	Operating Income	Net Income	Book Value	LTM EPS	X	2000 EPS	X	2001 EPS	X
HEALTH CARE COST CONTAINMENT COMPANIES
American Dental Partners, Inc. (ADPI)	0.8x	5.0x	7.4x	15.4x	1.7x	0.78	9.2x	0.89	8.1x	1.02	7.0x
CorVel Corporation (CRVL)	1.1x	8.1x	10.9x	17.6x	3.7x	1.41	19.2x	1.46	18.6x	1.69	16.1x
First Health Group Corp. (FHCC)	3.6x	10.6x	13.0x	23.6x	18.8x	1.36	22.2x	1.64	18.4x	1.93	15.7x
HealthPlan Services Corporation (HPS)	0.5x	7.0x	54.2x	na	1.6x	na	na	0.50	5.8x	na	na
Health Risk Management, Inc. (HRMI)	0.2x	2.5x	14.1x	24.6x	0.9x	0.58	9.9x	0.96	6.0x	1.31	4.4x
HealthStar Corp. (PPOS)	0.9x	19.1x	na	na	1.5x	na	na	na	na	na	na
Orthodontic Centers of America, Inc. (OCA)	4.2x	10.6x	12.3x	20.6x	3.4x	1.04	17.8x	1.24	14.9x	1.58	11.7x
Pediatrix Medical Group, Inc. (PDX)	0.7x	2.9x	3.7x	6.6x	0.7x	1.59	4.6x	1.23	6.0x	1.54	4.8x
Transcend Services Inc. (TRCR)	0.3x	na	na	na	3.7x	na	na	na	na	na	na

Mean	1.4x	8.2x	16.5x	18.1x	4.0x		13.8x		11.1x		9.9x
Median	0.8x	7.6x	12.3x	19.1x	1.7x		13.9x		8.1x		9.4x
High	4.2x	19.1x	54.2x	24.6x	18.8x		22.2x		18.6x		16.1x
Low	0.2x	2.5x	3.7x	6.6x	0.7x		4.6x		5.8x		4.4x

Summary of Comparable Acquisitions

Summary of Comparable Acquisitions Analysis—Historical Analysis
(Dollars in Millions)

				TC AS A MULTIPLE OF LTM		TC AS A MULTIPLE OF LTM
TRANSACTION DATE	TARGET/ACQUIROR	LTM SALES	TOTAL CONSIDERATION	SALES		EBITDA
3/29/00	United Payors & United Prov / BCE Emergis Inc.	$108	$547	5.1	x	11.7	x
11/2/99	Paramedical Testing / Hooper Holmes Inc.	$83	$131	1.6	x	N/A
8/18/99	Concentra Managed Care, Inc. / Welsh, Carson, Anderson & Stowe	$622	$1,100	1.8	x	15.8	x
6/29/99	PeopleServe, Inc. / Res-Care, Inc.	$184	$112	0.6	x	7.6	x
6/18/99	Compdent Corporation / Golder Thoma, TA Associates & NMS	$173	$225	1.3	x	8.4	x
5/6/99	Sheridan Healthcare, Inc. / Management & Vestar Capital Partners	$113	$75	0.7	x	3.9	x
1/27/99	EMSA Government Services, Inc. / America Services Group, Inc.	$161	$67	0.4	x	N/A
9/14/98	United Dental Care, Inc. / Protective Life Corporation	$167	$180	1.1	x	N/A
8/3/98	MedCath, Inc. / Kohlberg, Kravis & Roberts, Welsh Carson	$129	$228	1.8	x	7.1	x
2/24/98	Preferred Payment Systems, Inc. / Concentra Managed Care	$35	$263	7.5	x	20.9	x
11/6/97	GMS Dental Group, Inc. / Gentle Dental Service Corporation	$42	$53	1.3	x	N/A
10/10/97	Choicecare Corporation / Humana	$290	$245	0.8	x	N/A
9/24/97	Talbert Medical Mgmt Holdings / MedPartners, Inc.	$430	$198	0.5	x	N/A
9/3/97	EmCare Holdings, Inc. / Laidlaw, Inc.	$226	$340	1.5	x	19.0	x
8/7/97	Value Health, Inc. / Columbia/HCA Healthcare Corporation	$1,952	$1,120	0.6	x	9.4	x
6/26/97	InPhyNet Medical Management / MedPartners, Inc.	$376	$370	1.0	x	N/A

			High	7.5	x	20.9	x
			Median	1.2	x	9.4	x
			Mean	1.7	x	11.5	x
			Low	0.4	x	3.9	x

Source: Transaction Filings & Securities Data Corporation